UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2007

HILL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50781	20-0953973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Lippincott Centre, Marlton, NJ	08053
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 810-6200

Arpeggio Acquisition Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On October 23, 2007, Hill International, Inc. (the “Company”) announced that it notified the holders of its warrants and of its units that it has called the warrants for redemption. The final redemption date for the warrants will be November 23, 2007. After the redemption date, holders of the warrants who have not exercised them will be paid $0.01 per warrant, and the warrants will be cancelled. The warrants are held directly and are also included in the Company’s outstanding units, each of which consists of one share of common stock and two warrants. A copy of the press release announcing the call of the warrants is attached as Exhibit 99.1 to this Form 8-K.

Item 8.01 Other Events.

As indicated under Item 3.03 “Material Modification to Rights of Security Holders,” we announced that we have notified the holders of our warrants and the holders of our units that we have called the warrants for redemption. See Item 3.03 for additional information regarding the redemption of our warrants.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell Company Transactions. None.

(d)	Exhibits.
Exhibit Number	Description
99.1	Press Release dated October 23, 2007.

99.2	Notice of Redemption dated October 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ John Fanelli III
	Name:	John Fanelli III
Dated: October 23, 2007	Title:	Senior Vice President and
Chief Financial Officer